MALT 2004-3 gp7

Whole Loan 15YR Fixed-Rate Alt-A

Deal Size		$70mm approx.
WAM		177 +/- 2 months
GWAC		5.64% +/-10bps
Avge. Loan Balance (50% conf)		230k approx.
Geography	CA	37.0% approx.
	NJ	9.0% approx.
	TX	6.0% approx.
Cash out		39.0% approx.
Doc Type	Full Doc	17.0% approx.
WA FICO		701 approx.
WA LTV		65.0% approx.
AAA Ratings		2 of 3 (S&P, Moodys. Fitch)
Estimated Subordination Level		5.00% approx.
Pricing Speed		100% PPC
PPC Ramp		6-18 Cpr in 12 months and 18CPR thereafter
Settlement Date		03/31/04
Depositor Master Servicer/Bond Administrator		Mortgage Asset Securitization Transactions, Inc.
Wells Fargo Bank Minnesota, NA

All numbers approximate.

All tranches subject to 10% size variance.

5% Cleanup Call

The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.